As filed with the Securities and Exchange Commission on September 6, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NATERA, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	01-0894487 (I.R.S. Employer Identification Number)
Natera, Inc.
13011 McCallen Pass
Building A Suite 100
Austin, Texas 78753
(650) 249-9090
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael Brophy
Chief Financial Officer
Natera, Inc.
13011 McCallen Pass
Building A Suite 100
Austin, Texas 78753
(650) 980-9190
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Jeffrey R. Vetter, Esq.
Jeffrey Thacker, Esq.
John F. Dietz, Esq.
Ryan J. Gunderson, Esq.
Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
550 Allerton Street
Redwood City, California 94063
(650) 321-2400
Daniel Rabinowitz, Esq. Secretary and Chief Legal Officer Natera, Inc. 13011 McCallen Pass Building A Suite 100 Austin, Texas 78753 (650) 980-9190	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B). ☐

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS
Subject to completion, dated September 6, 2023
$250,000,000
COMMON STOCK

We are offering $250,000,000 of shares of our common stock. Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NTRA.” At an assumed public offering price of $59.43 per share, the last reported sale price of our common stock on Nasdaq on September 5, 2023, we would be offering 4,206,629 shares of our common stock.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Natera, Inc.	$	$

(1)
See the section entitled “Underwriting” for a description of the compensation payable to the underwriters.

We intend to grant the underwriters the right to purchase up to an additional $37,500,000 of shares of common stock at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about      , 2023.

Morgan Stanley	Goldman Sachs & Co. LLC	TD Cowen	Piper Sandler
       , 2023.

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus or any free writing prospectus prepared by or on behalf of us in connection with this offering to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus or any such free writing prospectus provided in connection with this offering is accurate only as of the date thereof, regardless of the time of delivery of such document or of any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated by reference herein or any free writing prospectus prepared by or on behalf of us in connection with this offering, in making your investment decision.
Neither we nor the underwriters are offering to sell, or seeking offers to buy, shares of our common stock in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Natera,” “Company,” “we,” “us” and “our” refer to Natera, Inc. and its subsidiaries unless the context indicates otherwise.

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FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein, and any free writing prospectus that we authorize for use in connection with this offering may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, information concerning our future results of operations and financial position, strategy and plans, and our expectations for future operations. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative version of these words and similar expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those described in the section entitled “Risk Factors” included elsewhere in this prospectus and in the documents that are incorporated by reference herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our beliefs and assumptions only as of the date of this prospectus, or, in the case of any document incorporated by reference in this prospectus, as of the date of such document. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives or plans in any specified time frame, or at all. You should read this prospectus, the documents incorporated by reference herein and any free writing prospectus that we authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements include, but are not limited to, statements concerning the following:
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our expectations regarding revenues, expenses and other operating results;

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our expectation that, for the foreseeable future, a significant portion of our revenues will be derived from sales of Panorama and Horizon;

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our ability to increase demand and reimbursement for our tests, particularly Panorama, Horizon, Signatera and Prospera;

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our expectation that Panorama will be adopted for the screening of microdeletions and that third-party payer reimbursement will be available for this testing, including our expectations that the results from our single nucleotide polymorphism-based Microdeletion and Aneuploidy RegisTry, or SMART, Study may support broader use of and reimbursement for the use of Panorama for microdeletions;

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our expectations of the reliability, accuracy, and performance of our tests, as well as expectations of the benefits of our tests to patients, providers, and payers;

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our ability to successfully develop additional revenue opportunities, expand our product offerings to include new tests, and expand adoption of our current and future technologies through Constellation, our cloud-based distribution model;

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our efforts to successfully develop and commercialize our oncology and organ health products;

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our ability to comply with federal, state, and foreign regulatory requirements, programs and policies and to successfully operate our business in response to changes in such requirements, programs and policies;

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our ability to respond to, defend, or otherwise favorably resolve litigation or other proceedings, including investigations, subpoenas, demands, disputes, requests for information, and other regulatory or administrative actions or proceedings;

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the effect of improvements in our cost of goods sold;

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our estimates of the total addressable markets for our current and potential product offerings;

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our ability and expectations regarding obtaining, maintaining and expanding third-party payer coverage of, and reimbursement for, our tests;

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the effect of changes in the way we account for our revenue;

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the scope of protection we establish and maintain for, and developments or disputes concerning, our intellectual property or other proprietary rights;

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our ability to successfully compete in the markets we serve;

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our reliance on collaborators such as medical institutions, contract laboratories, laboratory partners, and other third parties;

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our ability to operate our laboratory facilities and meet expected demand, and to successfully scale our operations;

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our reliance on a limited number of suppliers, including sole source suppliers, which may impact our ability to maintain a continued supply of laboratory instruments and materials and to run our tests;

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our expectations of the rate of adoption of Panorama, Horizon and of any of our other current or future tests by laboratories, clinics, clinicians, payers, and patients;

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our ability to complete clinical studies and publish compelling clinical data in peer-reviewed medical publications regarding our current and future tests, and the effect of such data or publications on professional society or practice guidelines or coverage and reimbursement determinations from third-party payers, including our SMART and CIRCULATE-Japan studies and our ongoing and planned trials in oncology and organ health;

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our reliance on our partners to market and offer our tests in the United States and in international markets;

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our expectations regarding acquisitions, dispositions and other strategic transactions;

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our expectations regarding the conversion of our outstanding 2.25% convertible senior notes due 2027, or the Convertible Notes, in the aggregate principal amount of $287.5 million and our ability to make debt service payments under the Convertible Notes if such Convertible Notes are not converted;

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our ability to control our operating expenses and fund our working capital requirements;

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the factors that may impact our financial results;

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anticipated trends and challenges in our business and the markets in which we operate; and

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the anticipated use of the net proceeds from this offering.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the shares of common stock offered by this prospectus, which is part of the registration statement. This prospectus and any document incorporated by reference herein do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits, and the documents incorporated by reference therein. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement and the documents incorporated by reference therein, with each such statement being qualified in all respects by reference to the document to which it refers.
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. We also maintain a website at www.natera.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for the filings incorporated by reference herein that are available through our website, none of the information on our website or the information that can be accessed through our website is, or should be deemed to be, a part of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent “furnished” and not “filed”) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act (except the information contained in such documents to the extent “furnished” and not “filed”):
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023;

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the information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 20, 2023, but only to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 10, 2023 and August 4, 2023, respectively;

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our Current Reports on Form 8-K filed with the SEC on February 23, 2023, March 13, 2023, April 21, 2023 and June 15, 2023; and

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the description of our common stock contained in our Registration Statement File No. 001-37478 on Form 8-A, as amended and filed with the SEC on June 26, 2015, including any amendment or report filed for the purpose of updating such description.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to our Investor Relations department at Natera, Inc., 13011 McCallen Pass, Building A, Suite 100, Austin, Texas 78753. Our telephone number is (650) 249-9090.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference herein) or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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PROSPECTUS SUMMARY
You should read the following prospectus summary together with the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and related notes as well as any free writing prospectus prepared by us or on our behalf in connection with this offering. You should carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” included in or incorporated by reference in this prospectus.
NATERA, INC.
Overview
We are a diagnostics company with proprietary molecular and bioinformatics technology that we are applying to change the management of disease worldwide. We began in the women’s health space, in which we develop and commercialize non- or minimally- invasive tests to evaluate risk for, and thereby enable early detection of, a wide range of genetic conditions, such as Down syndrome. Our technology is now also being used in the oncology market, in which we are commercializing, among others, a personalized blood-based DNA test to detect molecular residual disease and monitor disease recurrence, as well as in the organ health market, with tests to assess organ transplant rejection. We seek to enable even wider adoption of our technology through Constellation, our global cloud-based distribution model. In addition to our direct sales force in the United States, we have a global network of over 100 laboratory and distribution partners, including many of the largest international laboratories.
We currently provide a comprehensive suite of products in women’s health, as well as our oncology and organ health products, and our Constellation cloud-based platform. We generate a majority of our revenues from the sale of Panorama, our non-invasive prenatal test, or NIPT, as well as Horizon, our Carrier Screening test. In addition to Panorama and Horizon, our product offerings in women’s health include Spectrum Preimplantation Genetics, our Anora miscarriage test, and Vistara single-gene NIPT, as well as our Empower hereditary cancer screening test, which we also plan to offer to oncologists through our oncology sales channel. We also offer our Signatera molecular residual disease test for oncology applications, which we commercialize as a test run in our CLIA-certified laboratory and offer on a research use only basis to research laboratories and pharmaceutical companies, and our Prospera organ transplant assessment tests.
Corporate Information
We were initially formed in California as Gene Security Network, LLC in November 2003. We were incorporated in Delaware in January 2007, and we changed our name to Natera, Inc. in January 2012. Our principal executive offices are located at 13011 McCallen Pass, Building A, Suite 100, Austin, Texas 78753, and our telephone number is (650) 249-9090.
Natera, Panorama, Horizon, Anora, Vistara, Signatera, Prospera and other trademarks or service marks of Natera appearing in this prospectus are the property of Natera. This prospectus contains additional trade names, trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING
Common stock offered by Natera
$250,000,000 of shares of our common stock.
Common stock to be outstanding after this offering
At an assumed public offering price of $59.43 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on September 5, 2023, 118,257,376 shares of our common stock (or 118,888,370 shares if the underwriters exercise their option to purchase additional shares in full).
Option to purchase additional shares
We have granted to the underwriters the option, exercisable for 30 days from the date of this prospectus, to purchase up to $37,500,000 of additional shares of our common stock.
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and estimated offering expenses payable by us, will be approximately $235.2 million (or approximately $270.5 million if the underwriters exercise their option to purchase additional shares in full).
We intend to use the net proceeds from this offering for working capital and general corporate purposes and continued investments in research and development for our core technology and development of our product offerings. In addition, we may use a portion of the net proceeds for acquisitions of complementary businesses, technologies or other assets. However, we have no current understandings, agreements or commitments for any material acquisitions at this time. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and in the documents included or incorporated into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
The Nasdaq Global Select Market symbol
“NTRA”
The number of shares of our common stock that will be outstanding after this offering is based on 114,050,747 shares outstanding as of June 30, 2023, and excludes:
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9,658,357 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2023;

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5,425,183 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2023, with a weighted-average exercise price of $22.89 per share;

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5,538,064 shares of common stock, subject to increase on an annual basis, reserved for future grant or issuance under our stock-based compensation plans, consisting of:

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1,573,452 shares of common stock reserved for future grants under our 2015 Equity Incentive Plan, or the 2015 Plan, as of June 30, 2023; and

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3,964,612 shares of common stock reserved for future issuance under our 2015 Employee Stock Purchase Plan, or the 2015 ESPP, as of June 30, 2023;

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1,115 shares of common stock issuable upon the exercise of options granted between July 1, 2023 and September 1, 2023, with a weighted-average exercise price of $45.88 per share;

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114,929 shares of common stock issuable upon the vesting and settlement of restricted stock units granted between July 1, 2023 and September 1, 2023; and

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any shares issuable upon conversion of the principal amount of the Convertible Notes.

Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional shares and no exercise or vesting and settlement of the outstanding options or restricted stock units described above.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following tables set forth a summary of our historical consolidated financial data as of and for the periods presented. The summary historical financial data set forth below includes the statement of operations and comprehensive loss data for the six months ended June 30, 2023 and 2022 and the years ended December 31, 2022, 2021 and 2020, and the balance sheet data as of June 30, 2023 and December 31, 2022 and 2021. The statement of operations and comprehensive loss data for the six months ended June 30, 2023 and 2022 and the balance sheet data as of June 30, 2023 have been derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which is incorporated herein by reference. The statement of operations and comprehensive loss data for the years ended December 31, 2022, 2021 and 2020, and the balance sheet data as of December 31, 2022 and 2021 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference. The unaudited condensed consolidated financial data have been prepared on a basis consistent with our audited consolidated financial statements, and in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. Historical results are not necessarily indicative of the results to be expected in the future, and results for the six months ended June 30, 2023 are not necessarily indicative of results to be expected for the full year ended December 31, 2023.
The summary consolidated financial data set forth below should be read in conjunction with our audited consolidated financial statements (and notes thereto) contained in our Annual Report on Form 10-K for the year ended December 31, 2022, our unaudited condensed consolidated financial statements (and notes thereto) contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2022, and Part I, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, each incorporated by reference herein.
	Six months ended June 30, (unaudited)		Year ended December 31,
	2023	2022	2022	2021	2020
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Total revenues	$503,160	$392,333	$820,222	$625,486	$391,005
Total cost and expenses	753,887	672,548	1,361,262	1,093,660	607,282
Interest expense, interest and other income (expense), net	2,865	(3,159)	(5,781)	(2,924)	(7,520)
Income tax benefit (expense)	122	(372)	(978)	(618)	(98)
Net loss	$(247,740)	$(283,746)	$(547,799)	$(471,716)	$(229,743)
Net loss per share, basic and diluted	$(2.20)	$(2.95)	$(5.57)	$(5.21)	$(2.84)
Weighted-average number of shares used in computing basic and diluted net loss per share:
Basic and diluted	112,734	96,081	98,408	90,558	81,011

	As of June 30, 2023 (unaudited)	As of December 31,
		2022	2021
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and restricted cash	$381,113	$466,091	$84,614
Short-term investments	354,828	432,301	829,896
Inventory	42,688	35,406	26,909
Property and equipment, net	102,921	92,453	65,516
Total assets	1,247,893	1,394,474	1,236,487
Debt	362,713	362,003	330,446
Total liabilities	651,746	688,730	583,183
Total stockholders’ equity	596,147	705,744	653,304

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in this section and in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with all of the other information contained in this prospectus or any document incorporated by reference herein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in this prospectus or any document incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. Many of the following risks and uncertainties and those contained in the documents incorporated by reference herein may be exacerbated by any worsening of the global business and economic environment. If any of the unfavorable events or circumstances described in the risk factors actually occurs, our business may suffer, the trading price of our common stock and other securities could decline, and you could lose all or part of your investment.
Risks Relating to This Offering
Our management team may invest or spend the net proceeds of this offering in ways with which you may not agree or in ways which may not yield significant return.
Our management will have broad discretion over the use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes and continued investments in research and development for our core technology and development of our product offerings. In addition, we may use a portion of the net proceeds for acquisitions of complementary business, technologies or other assets; however, we have no current understandings, agreements or commitments for any material acquisitions at this time. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for working capital and corporate purposes that do not improve our operating results or enhance the value of our common stock.
Purchasers of shares of our common stock in this offering will experience immediate and substantial dilution in the book value of their investment.
If you purchase shares of our common stock in this offering at an assumed public offering price of $59.43 per share, the last reported sales price for our common stock on the Nasdaq Global Select Market on September 5, 2023, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. To the extent we raise additional capital by issuing equity securities, our stockholders will experience substantial additional dilution.
The market price of our common stock has been and may be volatile and you may not be able to resell shares of our common stock at or above the price you paid.
The trading prices of the securities of life sciences companies, including ours, have been and may continue to be highly volatile; and financial markets in general, including the market on which our common stock is listed, have experienced particularly high volatility as a result of continued macroeconomic conditions. Accordingly, the market price of our common stock is likely to be subject to wide fluctuations in response to numerous factors, many of which are beyond our control, such as those discussed in the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and others, such as those including:
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actual or anticipated variations in our and our competitors’ results of operations, as well as how those results compare to analyst and investor expectations;

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announcements by us or our competitors of new products, significant acquisitions, other strategic transactions, including strategic and commercial partnerships and relationships, joint ventures, divestitures, collaborations or capital commitments;

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changes in reimbursement practices by current or potential payers;

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failure of analysts to initiate or maintain coverage of our company, issuance of new securities analysts’ reports or changed recommendations for our stock;

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negative publicity, including misinformation, about our company, our tests, or the commercial markets in which we operate;

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forward-looking statements related to our financial guidance or projections, our failure to meet or exceed our financial guidance or projections or changes in our financial guidance or projections;

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actual or anticipated changes in regulatory oversight of our products;

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development of disputes concerning our intellectual property or other proprietary rights;

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commencement of, or our involvement in, litigation or other proceedings, including investigations, subpoenas, demands, disputes, requests for information, and other regulatory or administrative actions or proceedings;

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announcement or expectation of additional debt or equity financing efforts;

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any major change in our management;

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general economic conditions and slow or negative growth of our markets, including as a result of changes in the rate of inflation (including the cost of raw materials, commodities, and supplies) and interest rates; and

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changes in business, economic, and political conditions, including war, political instability and related military action.

In addition, if the market for life sciences stocks or the stock market in general experiences uneven and changing investor confidence, as has been the case in recent months, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industry even if these events do not directly affect us. Some companies, including us, that have experienced volatility in the trading price of their stock have been the subject of securities class action litigation, and we may in the future become subject to such litigation. For example, we are, and have in the past been, subject to purported securities class action lawsuits filed against us, our directors and certain of our officers and stockholders related to disclosures in our public filings. Under certain circumstances, we have contractual and other legal obligations to indemnify and to incur legal expenses on behalf of current and former directors and officers, and on behalf of our former underwriters, in connection with any future lawsuits. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Defending against litigation is costly and time-consuming, and could divert our management’s attention and resources. Furthermore, during the course of litigation, there could be negative public announcements of the results of hearings, motions or other interim proceedings or developments, which could have a material adverse effect on the market price of our common stock.
If the market price of our common stock after this offering does not exceed the public offering price, you would not realize any return on your investment in this offering and may lose some or all of your investment.
Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans or in connection with acquisitions or strategic or commercial transactions, could result in additional dilution of the percentage ownership of our stockholders and could cause the price of our common stock to decline.
From time to time, we may issue additional securities or sell common stock, convertible securities, such as the Convertible Notes, or similar equity-linked securities, or other equity securities in one or more transactions at prices and in a manner we determine. We also expect to continue to issue common stock to employees and directors pursuant to our equity incentive plans. If we sell or issue common stock, convertible securities, or other equity securities, or common stock is issued pursuant to equity incentive plans, investors in our common stock may be materially diluted. As we have done in the past, we may decide to issue common stock or other equity securities in connection with an acquisition or a strategic or commercial transaction, which could cause dilution to our existing stockholders. New investors in such transactions could gain rights, preferences and privileges senior to those of holders of our common stock.
Our executive officers and directors have entered into lock-up agreements with the underwriters under which they have agreed, subject to specific exceptions, not to sell, directly or indirectly, any shares of common stock without the permission of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC for a period of 60 days after the date of the pricing of this offering. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur or early release of these agreements could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

USE OF PROCEEDS
We estimate that the net proceeds to us from the issuance of our common stock in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $235.2 million, or approximately $270.5 million if the underwriters exercise their option to purchase additional shares in full.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes and continued investments in research and development for our core technology and development of our product offerings. In addition, we may use a portion of the net proceeds for acquisitions of complementary businesses, technologies or other assets. However, we have no current understandings, agreements or commitments for any material acquisitions at this time. We have not yet determined the manner in which we will allocate the net proceeds from this offering, and as a result, management will have broad discretion in the allocation and use of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.
DIVIDEND POLICY
No cash dividends have ever been paid or declared on our common stock. We currently intend to retain all future earnings, if any, for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors our board of directors may deem relevant.

CAPITALIZATION
The following table sets forth our cash, cash equivalents and restricted cash, short-term investments, short-term debt financing and capitalization (including short-term debt financing) as of June 30, 2023, as follows:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the issuance and sale by us of 4,206,629 shares in this offering at an assumed public offering price of $59.43 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on September 5, 2023, and the receipt of the net proceeds from our sale of these shares, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase additional shares).

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and related notes, each appearing in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which is incorporated by reference in this prospectus.
	As of June 30, 2023 (unaudited)
	Actual	As Adjusted
	(in thousands)
Cash, cash equivalents and restricted cash(1)	$381,113	$616,288
Short-term investments	$354,828	$354,828
Short-term debt financing	$80,418	$80,418
Long-term debt financing	282,295	282,295
Stockholders’ equity
Preferred stock, par value $0.0001 per share: 50,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
Common stock, par value $0.0001 per share: 750,000 shares authorized, 114,051 shares issued and outstanding, actual; and 750,000 shares authorized, 118,257 shares issued and outstanding, as adjusted	11	11
Additional paid-in capital	2,795,714	3,030,889
Accumulated deficit	(2,190,375)	(2,190,375)
Accumulated other comprehensive loss	(9,203)	(9,203)
Total stockholders’ equity	596,147	831,322
Total capitalization	$958,860	$1,194,035

(1)
Includes approximately $86,000 of restricted cash.

The number of shares in the table above excludes the following:
•
9,658,357 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2023;

•
5,425,183 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2023, with a weighted-average exercise price of $22.89 per share;

•
5,538,064 shares of common stock, subject to increase on an annual basis, reserved for future grant or issuance under our stock-based compensation plans, consisting of:

•
1,573,452 shares of common stock as of June 30, 2023 reserved for future grants under our 2015 Plan; and

•
3,964,612 shares of common stock as of June 30, 2023 reserved for future issuance under our 2015 ESPP;

•
1,115 shares of common stock issuable upon the exercise of options granted between July 1, 2023 and September 1, 2023, with a weighted-average exercise price of $45.88 per share;

•
114,929 shares of common stock issuable upon the vesting and settlement of restricted stock units granted between July 1, 2023 and September 1, 2023; and

•
any shares issuable upon conversion of the principal amount of the Convertible Notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders (as defined below) who acquire such shares in this offering and hold such shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, or any other corporation treated as such;

•
an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, existing, temporary and proposed Treasury regulations promulgated thereunder, or Treasury Regulations, judicial opinions, published positions of the Internal Revenue Service, or the IRS, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of the unearned income Medicare contribution tax, any U.S. federal estate and gift taxes, any U.S. alternative minimum taxes or any state, local or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to non-U.S. holders subject to special treatment under the U.S. federal income tax laws (such as taxpayers that elect mark-to-market accounting, insurance companies, tax-exempt organizations, tax- qualified retirement plans, financial institutions, brokers or dealers in securities, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, non-U.S. holders that hold our common stock as part of a straddle, conversion transaction or other integrated investment, and certain U.S. expatriates).
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE INVESTORS IN OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, ESTATE, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Dividends
In general, the gross amount of any distribution we make to a non-U.S. holder with respect to its shares of our common stock that is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business will be subject to U.S. withholding tax at a rate of 30% to the extent the distribution constitutes a dividend for U.S. federal income tax purposes, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and then, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such stock. Any such gain will be subject to the treatment described below in “— Gain on Sale or Other Disposition of Common Stock.” Any such distributions will also be subject to the rules discussed below in “— Withholdable Payments to Foreign Financial Entities and Other Foreign Entities” and “— Backup Withholding, Information Reporting and Other Reporting Requirements.”
Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. holder) will not be subject to U.S. tax withholding, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. To obtain an exemption from withholding, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8ECI (or any successor or substitute form thereof) properly certifying such exemption, and periodically update such certification. Such effectively connected dividends generally will be subject to U.S. federal income tax on a net-income basis, at regular U.S. federal income tax rates. Dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).
Gain on Sale or Other Disposition of Common Stock
In general, and subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:
•
the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•
the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” (as defined in the Code) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition and such non-U.S. holder’s holding period of our common stock.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax on a net-income tax basis, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. We believe that we are not, and we do not anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes.
NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING ANY APPLICABLE TAX TREATIES THAT MAY PROVIDE FOR DIFFERENT RULES.
Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
Under provisions of the Code known as the Foreign Account Tax Compliance Act, or FATCA, withholding tax of 30% applies to certain payments to foreign financial institutions, investment funds and certain other non-U.S. persons that fail to comply with certain information reporting and certification requirements pertaining to their direct and indirect U.S. securityholders and/or U.S. accountholders and do not otherwise qualify for an exemption. Under applicable Treasury Regulations and IRS guidance, this withholding currently applies to payments of dividends, if any, on, and, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock. An intergovernmental agreement between the U.S. and a foreign country may modify the requirements described in this paragraph.
Although withholding under existing FATCA regulations would also apply to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
Backup Withholding, Information Reporting and Other Reporting Requirements
The applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.
A non-U.S. holder will generally be subject to backup withholding with respect to dividends on our common stock paid to it unless the non-U.S. holder certifies under penalties of perjury that, among other things, it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person) or otherwise establishes an exemption.
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and impose backup withholding on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person), typically on a properly executed IRS Form W-8BEN, W-8BEN-E or other appropriate IRS Form W-8 (or any successor or substitute form thereof), or otherwise establishes an exemption.
Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, GIFT, ESTATE, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Cowen and Company, LLC, and Piper Sandler & Co. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:
Name	Number of Shares
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Cowen and Company, LLC
Piper Sandler & Co.
Total
The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The offering of the shares by the underwriters is subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares except to the extent such option is exercised as described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at that price less a concession not in excess of $      per share. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives. Sales of the shares made outside of the United States may be made by affiliates of the underwriters.
We have granted to the underwriters an option to purchase additional shares, exercisable for 30 days from the date of this prospectus, to purchase up to      additional shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option to purchase additional shares is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional     shares of common stock.
Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $     .
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “NTRA.”
We and our directors and executive officers have agreed that, during the period ending 60 days after the date of this prospectus, or the restricted period, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the underwriters, we and they will not:

•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or publicly disclose the intention to engage in any such transaction; or

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the underwriters, (i) our directors and executive officers will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock and (ii) subject to certain exceptions, we will not file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock. In addition, our directors and executive officers agreed and consented to the entry of stop transfer instructions with our transfer agent and registrar against the transfer of each such person’s shares of common stock except in compliance with the below restrictions.
The restrictions described in the immediately preceding paragraph do not apply to us with respect to:
•
the sale of shares by us pursuant to the underwriting agreement;

•
our issuance of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of and disclosed in this prospectus;

•
our issuance of common stock or restricted stock units pursuant to employee benefit plans described in our filings with the Securities and Exchange Commission incorporated by reference in this prospectus; provided that if such shares or other securities vest during the restricted period, the recipient signs and delivers a lock-up agreement;

•
our filing of a registration statement on Form S-8 with respect to employee benefit plans described in our filings with the Securities and Exchange Commission incorporated by reference in this prospectus; and

•
our sale or issuance of or entry into an agreement to sell or issue shares of common stock in connection with our acquisition of one or more businesses, products or technologies or in connection with joint ventures, commercial relationships or other strategic transactions; provided that (i) the aggregate number of shares of common stock that we may sell or issue or agree to sell or issue may not exceed 5% of the total number of shares of common stock outstanding immediately following the closing of the offering and (ii) each recipient of these shares of common stock executes and delivers a lock-up agreement.

The restrictions described in the preceding paragraph do not apply to our executive officers and directors with respect to:
•
transactions by a securityholder relating to shares of common stock or other securities acquired in this offering or in open market transactions after the completion of this offering; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

•
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the person or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period;

•
the sale of shares of common stock pursuant to a 10b5-1 trading plan (provided that such plan was established prior to the execution of the lock-up agreement); provided that any filing under

Section 16(a) of the Exchange Act that is made in connection with any such sales during the restricted period shall state that such sales have been executed under a 10b5-1 trading plan and shall also state the date such 10b5-1 trading plan was adopted;
•
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock (i) as a bona fide gift or charitable contribution, (ii) to an immediate family member or a trust for the direct or indirect benefit of the transferor or such immediate family member of the transferor, (iii) to any corporation, partnership, limited liability company, investment fund or other business entity controlled or managed, or under common control or management by the transferor or the immediate family of the transferor, (iv) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or immediate family member of the transferor or (v) by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; provided in each case that (a) each donee, transferee or distributee signs and delivers a lock-up agreement and (b) no filing under Section 16(a) of the Exchange Act or other public announcement reporting a reduction in beneficial ownership of shares shall be required or voluntarily made during the restricted period (other than a filing in the case of a transfer pursuant to clause (i) required pursuant to Section 16(a) of the Exchange Act; provided that any such filing shall state that such transfer is a bona fide gift and that such shares remain subject to the restrictions set forth herein);

•
distributions by a partnership, limited liability company or corporation of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to general or limited partners, members or stockholders of such partnership, limited liability company or corporation or transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to another corporation, partnership or other business entity that controls, is controlled by or is under common control with such partnership, limited liability company or corporation; provided that in the case of any transfer or distribution pursuant to this bullet, (a) each donee, transferee or distributee signs and delivers a lock-up agreement and (b) no filing under Section 16(a) of the Exchange Act or other public anouncement reporting a reduction in beneficial ownership of shares shall be required or voluntarily made during the restricted period;

•
the exercise of options to purchase common stock granted under any stock incentive plan or stock purchase plan described in this prospectus, provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement; provided further that if any filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period such filing shall clearly indicate in the footnotes thereto that no shares were sold by the transferor and that the shares received upon exercise of the stock option are subject to a lock-up agreement with the underwriters;

•
the transfer of common stock or any security convertible into common stock to us upon a vesting event of our securities or upon the exercise of options to purchase our securities on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the transferor in connection with such vesting or exercise, provided that if any filing under Section 16(a) of the Exchange Act reporting a disposition of shares of common stock or other public announcement shall be required or shall be made voluntarily in connection with such vesting or exercise, such filing shall clearly indicate in the footnotes thereto that such disposition of shares was solely to us;

•
the sale of shares of common stock underlying restricted stock units held by the signatory that are vested and settled to satisfy income tax withholding and remittance obligations in connection with the vesting of such restricted stock units that are outstanding as of the date of this prospectus, provided that any filing under Section 16(a) of the Exchange Act required therewith indicates that such transfer is to satisfy income tax withholding and remittance obligations;

•
the transfer to the Company of common stock or any security convertible into common stock granted under any stock incentive plan or stock purchase plan of the Company described in this prospectus pursuant to agreements under which we have the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;

•
the transfer of common stock or any security convertible into or exercisable or exchangeable for common stock that occurs pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each transferee signs and delivers a lock-up agreement and provided further that any filing required to be made under Section 16(a) of the Exchange Act shall state that such transfer is by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement; and
•
the transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the common stock involving a involving a change of control of the company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the common stock beneficially owned by the signatory and initially transferred as described in this bullet, shall remain subject to the restrictions on transfer set forth in the lock-up agreement.

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above at any time.
In order to facilitate this offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
In addition, in connection with this offering, certain of the underwriters (and selling group members, if any) may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters (or selling group members, if any) participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area, each a Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In relation to the United Kingdom, no shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) subject to obtaining the prior consent of the underwriters for any such offer; or
(c)   in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, or the FSMA,
provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.
In addition, in the United Kingdom, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus relates to may be made or taken exclusively by relevant persons.
Hong Kong
The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares of common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Singapore
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;
(b)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or
(c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities- based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

ii)
where no consideration is or will be given for the transfer;

iii)
where the transfer is by operation of law;

iv)
as specified in Section 276(7) of the SFA; or

v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securi-ties-based Derivatives Contracts) Regulations 2018.

Japan
The shares of our common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Australia
This prospectus:
•
does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•
does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Switzerland
The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Dubai International Financial Centre, or DIFC
This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.
Canada
The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California. Davis Polk & Wardwell LLP, Menlo Park, California is representing the underwriters in this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

COMMON STOCK

PRELIMINARY PROSPECTUS

           , 2023
Morgan Stanley	Goldman Sachs & Co. LLC	TD Cowen	Piper Sandler

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be borne by Natera, Inc., in connection with the offerings described in this Registration Statement.
Registration fee – Securities and Exchange Commission	(1)
Printing and engraving expenses	$18,000
Legal fees and expenses	$220,000
Accounting fees and expenses	$150,000
Transfer agent fees and expenses	$5,000
Miscellaneous	$25,000
Total

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, we are deferring payment of the registration fee for the securities offered.

ITEM 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
•
for any breach of the director’s duty of loyalty to us or our stockholders;

•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
for any transaction from which the director derives any improper personal benefit.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.
Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our amended and restated bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his action in that capacity, whether or not Delaware law would otherwise permit indemnification.
We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.
The underwriting agreement that we may enter into in respect of the shares of our common stock to be offered by the prospectus forming a part of this Registration Statement will provide for indemnification of any underwriter, our directors and officers and controlling persons for some liabilities, including liabilities under the Securities Act.
ITEM 16.   Exhibits.
Incorporated by reference herein
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37478	3.1	07/09/2015
3.2	Amended and Restated Bylaws of the Registrant	10-Q	001-37478	3.1	11/05/2021
4.1	Form of Registrant’s Common Stock Certificate	S-1/A	333-204622	4.1	06/22/2015
5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (contained in the signature page hereto)					X
107	Filing Fee Table					X

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

ITEM 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Natera, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 6th day of September, 2023.
Natera, Inc.
By:	/s/ MICHAEL BROPHY
Michael Brophy Chief Financial Officer
Power of Attorney
Each person whose signature appears below hereby severally constitutes and appoints Steven Chapman and Michael Brophy, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ STEVEN CHAPMAN Steven Chapman	Chief Executive Officer, President and Director (Principal Executive Officer)	September 6, 2023
/s/ MICHAEL BROPHY Michael Brophy	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 6, 2023
/s/ MATTHEW RABINOWITZ Matthew Rabinowitz	Executive Chairman	September 6, 2023
/s/ ROY BAYNES Roy Baynes	Director	September 6, 2023
/s/ ROELOF F. BOTHA Roelof F. Botha	Director	September 6, 2023
/s/ ROWAN E. CHAPMAN Rowan E. Chapman	Director	September 6, 2023
/s/ JAMES I. HEALY James I. Healy	Director	September 6, 2023
/s/ GAIL MARCUS Gail Marcus	Director	September 6, 2023

Signature	Title	Date
/s/ HERM ROSENMAN Herm Rosenman	Director	September 6, 2023
/s/ JONATHAN SHEENA Jonathan Sheena	Director	September 6, 2023
/s/ RUTH E. WILLIAMS-BRINKLEY Ruth E. Williams-Brinkley	Director	September 6, 2023